Exhibit 13

CERTIFICATION PURSUANT TO

RULE 13a-14(b)/RULE 15d-14(b) UNDER THE EXCHANGE ACT

AND 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 20-F of ViryaNet Ltd. (the “Registrant”) for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on October 30, 2009 (the “Report”), the undersigned, Menahem Ish-Shalom, Chief Executive Officer of the Registrant, and Samuel Hacohen, Executive Chairman of the Registrant, hereby certify, pursuant to Rule 13a-14(b)/Rule 15d-14(b) under the Securities Exchange Act of 1934, as amended and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Memy Ish-Shalom
Memy Ish-Shalom
Chief Executive Officer (serving as co-principal executive officer of the Registrant)
October 30, 2009

By:	/s/ Samuel Hacohen
Samuel Hacohen
Executive Chairman (serving as co-principal executive officer and also as acting principal financial officer of the Registrant)
October 30, 2009

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.